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                                                                    Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 1998 on our audits of the consolidated financial statements and financial statement schedules of Excel Realty Trust, Inc. ("Excel") and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which are included in the Annual Report on Form 10-K of Excel for the year ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".


                                        /s/ PRICEWATERHOUSECOOPERS LLP


San Diego, California
September 24, 1998